UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Fifth District Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	99-1897673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4000 General DeGaulle Drive
New Orleans, Louisiana	70114
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	The Nasdaq Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  333-277776

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities to be registered, reference is made to the sections “Description of Capital Stock of Fifth District Bancorp” and “Market for the Common Stock” in the Prospectus dated May 10, 2024, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by the Prospectus Supplement dated June 25, 2024, filed pursuant to Rule 424(b) of the Securities Act, which sections are hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the sections “Restrictions on the Acquisition of Fifth District Bancorp” and “Description of Capital Stock of Fifth District Bancorp” contained in the Prospectus, as supplemented by the Prospectus Supplement, which sections are incorporated herein by reference.

Item 2.  Exhibits.

3.1	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, initially filed on March 8, 2024 (File No. 333-277776)).

3.2	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1, initially filed on March 8, 2024 (File No. 333-277776)).

4	Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1, initially filed on March 8, 2024 (File No. 333-277776)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIFTH DISTRICT BANCORP, INC.

Date: July 31, 2024	By:	/s/ Brian W. North
Brian W. North
President and Chief Executive Officer